Exhibit 99.d(2)(f)

AMENDMENT NO. 5

TO THE

AMENDED AND RESTATED MASTER INTERGROUP SUB-ADVISORY CONTRACT

FOR MUTUAL FUNDS

This Amendment, effective as of September 10, 2024, amends the Amended and Restated Master Intergroup Sub-Advisory Contract for Mutual Funds (“Contract”), dated July 1, 2020, by and among Invesco Advisers, Inc. (the “Adviser”) on behalf of AIM Variable Insurance Funds (Invesco Variable Insurance Funds), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub- Advisers”).

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Contract to change the name of Invesco V.I. Capital Appreciation Fund to Invesco V.I. Discovery Large Cap Fund, a series portfolio of AIM Variable Insurance Funds (Invesco Variable Insurance Funds) in Exhibit A of the Contract, effective April 30, 2025.

NOW THEREFORE, the parties agree that:

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Funds

Invesco Oppenheimer V.I. International Growth Fund
Invesco V.I. American Franchise Fund
Invesco V.I. American Value Fund
Invesco V.I. Balanced-Risk Allocation Fund
Invesco V.I. Comstock Fund
Invesco V.I. Core Equity Fund
Invesco V.I. Core Plus Bond Fund
Invesco V.I. Discovery Large Cap Fund
Invesco V.I. Discovery Mid Cap Growth Fund
Invesco V.I. Diversified Dividend Fund
Invesco V.I. Equally-Weighted S&P 500 Fund
Invesco V.I. Equity and Income Fund
Invesco V.I. Global Core Equity Fund
Invesco V.I. Global Fund
Invesco V.I. Global Real Estate Fund
Invesco V.I. Global Strategic Income Fund
Invesco V.I. Government Money Market Fund
Invesco V.I. Government Securities Fund
Invesco V.I. Growth and Income Fund
Invesco V.I. Health Care Fund
Invesco V.I. High Yield Fund
Invesco V.I. EQV International Equity Fund
Invesco V.I. Main Street Fund®
Invesco V.I. Main Street Mid Cap Fund
Invesco V.I. Main Street Small Cap Fund®
Invesco V.I. S&P 500 Buffer Fund – March
Invesco V.I. S&P 500 Buffer Fund – June
Invesco V.I. S&P 500 Buffer Fund – September
Invesco V.I. S&P 500 Buffer Fund – December
Invesco V.I. NASDAQ 100 Buffer Fund – March

Invesco V.I. NASDAQ 100 Buffer Fund – June
Invesco V.I. NASDAQ 100 Buffer Fund – September
Invesco V.I. NASDAQ 100 Buffer Fund – December
Invesco V.I. Small Cap Equity Fund
Invesco V.I. Technology Fund
Invesco V.I. U.S. Government Money Portfolio”

2.	All other terms and provisions of the Contract not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.		INVESCO CANADA LTD.

Adviser		Sub-Adviser

By:	/s/ Melanie Ringold	By:	/s/ Shalomi Abraham
Name:	Melanie Ringold	Name:	Shalomi Abraham
Title:	Senior Vice President & Secretary	Title:	Senior Vice President, Secretary and Head of Legal Canada

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

		By:	/s/ Paul Dumitrescu
		Name:	Paul Dumitrescu
		Title:	Managing Director

		By:	/s/ Erhard Radatz
		Name:	Erhard Radatz
		Title:	Managing Director

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

		By:	/s/ Stephanie Butcher
		Name:	Stephanie Butcher
		Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LIMITED

Sub-Adviser

		By:	/s/ Takashi Matsuo
		Name:	Takashi Matsuo
		Title:	CAO

INVESCO HONG KONG LIMITED

Sub-Adviser

By :	/s/ Andrew Lo
Name:	Andrew Lo
Title:	Director

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Antonio Reina
Name:	Antonio Reina
Title:	Secretary

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